                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                           ONBANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                                   NOTICE OF
                                 ANNUAL MEETING
                                      AND
                                PROXY STATEMENT

                                     [LOGO]

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 22, 1997

                                     [LOGO]

                                                                  March 18, 1997

Dear Fellow Shareholder:

    On behalf of your Board of Directors, it is with great pleasure that I extend to you a cordial invitation to attend the Annual Meeting of Shareholders of ONBANCorp, Inc. (the "Company"). The Annual Meeting will be held on Tuesday, April 22, 1997, at 10:00 a.m. at the Marriott Hotel located at 6302 Carrier Parkway, East Syracuse, New York 13057. Your Board of Directors and management look forward to greeting personally those shareholders able to attend.

    Enclosed please find your Notice of Annual Meeting, Proxy Statement, form of proxy for voting your shares and copy of the Company's Annual Report. Please review these materials carefully. At the Annual Meeting you will be asked to elect a slate of directors, to approve an amendment to the Company's Restated 1987 Stock Option and Appreciation Rights Plan and to ratify the appointment of the independent auditors. Your Board of Directors has unanimously approved each of these three proposals and unanimously recommends that you vote FOR them. Finally, at the Annual Meeting, management will present a report on the operations and activities of the Company and will be pleased to answer your questions.

    Your vote is very important regardless of the number of shares you own. Whether or not you expect to attend, please sign, date and mail the enclosed proxy card as soon as possible so that your shares will be represented.

    If you have any questions, please call (315) 424-5995 or 1-800-311-5995. Thank you for your continued support.

                                          Sincerely,

                                          /s/ Robert J. Bennett

                                          Robert J. Bennett
                                          Chairman, President and Chief
                                          Executive Officer

                                     [LOGO]

                            101 SOUTH SALINA STREET
                            SYRACUSE, NEW YORK 13202
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of ONBANCorp, Inc. (the "Company") will be held at the Marriott Hotel located at 6302 Carrier Parkway, East Syracuse, New York 13057, on Tuesday, April 22, 1997 at 10:00 a.m. for the purpose of considering and voting upon the following matters:

    (1) To elect five directors, each to hold office for a term of three years or until their successors shall have been duly elected and qualified;

    (2) To approve an amendment to the Company's 1987 Stock Option and Appreciation Rights Plan;

    (3) To ratify the appointment by the Board of Directors of the firm of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 31, 1997; and

    (4) To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    Pursuant to the By-Laws, the Board of Directors has fixed February 28, 1997 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of common stock of record at the close of business on February 28, 1997 will be entitled to notice of and to vote at the meeting or at any adjournment or postponement thereof.

    WE URGE EACH SHAREHOLDER TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE PAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. ANY SHAREHOLDER PRESENT AT THE MEETING MAY REVOKE A PREVIOUSLY DELIVERED PROXY AND VOTE PERSONALLY ON EACH MATTER.

                                          By Order of the Board of Directors

                                          /s/ David M. Dembowski

                                          David M. Dembowski
                                          Secretary

March 18, 1997

                                ONBANCORP, INC.
                            101 SOUTH SALINA STREET
                            SYRACUSE, NEW YORK 13202
                                 (315) 424-4400
                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 22, 1997
                                    GENERAL

    This Proxy Statement and the accompanying form of proxy are being furnished to shareholders of ONBANCorp, Inc. ("ONBANCorp" or the "Company"), the holding company of OnBank & Trust Co. ("OnBank & Trust") and Franklin First Savings Bank ("Franklin," and, together with OnBank & Trust, the "Banks"), in connection with the solicitation of proxies by the Board of Directors of ONBANCorp for use at the Annual Meeting of Shareholders (the "Annual Meeting") scheduled to be held on Tuesday, April 22, 1997 at 10:00 a.m. at the Marriott Hotel located at 6302 Carrier Parkway, East Syracuse, New York 13057 and at any adjournments or postponements thereof. The Annual Report to Shareholders for the fiscal year ended December 31, 1996 accompanies this Proxy Statement. This Proxy Statement is being mailed to shareholders on or about March 18, 1997.

    If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted (i) FOR the election of five directors for a three-year term; (ii) FOR the approval of an amendment to the Company's Restated 1987 Stock Option and Appreciation Rights Plan (the "Stock Option Plan"); and (iii) FOR the ratification of the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 31, 1997. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters in such manner as shall be determined by a majority of the Board of Directors.

    The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. However, shareholders may revoke a proxy at any time prior to its exercise by (i) delivering to the Secretary of the Company a written notice of revocation bearing a later date than the proxy; (ii) delivering to the Secretary of the Company a duly executed proxy bearing a later date; or (iii) attending the Annual Meeting and voting in person.

    The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may also be solicited personally or by mail, telephone or telegraph by the Company's directors, officers and regular employees, without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so. ONBANCorp has also retained D.F. King & Co., Inc. and Morrow & Co., Inc., two proxy soliciting firms, to assist in the solicitation of proxies at an aggregate estimated fee of $5,000, plus reimbursement of certain out-of-pocket expenses authorized by the Company.

    Only holders of common stock, par value $1.00 per share, of ONBANCorp ("ONBANCorp Common Stock") may vote at the Annual Meeting. The close of business on February 28, 1997 has been fixed by the Board of Directors as the record date (the "Record Date") for determination of shareholders entitled to notice of and to vote at the Annual Meeting. The number of shares of ONBANCorp Common Stock outstanding on the Record Date was 13,747,417. Each share of ONBANCorp Common Stock entitles its owner to one vote on each matter to be voted on at the Annual Meeting. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of ONBANCorp Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors shall be elected by a plurality of the votes cast at the Annual Meeting. Under applicable Delaware law, in tabulating the vote, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote on the election of directors. The affirmative vote of a majority of the shares of ONBANCorp Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required to (i) approve the amendment to the Stock Option Plan and (ii) ratify the appointment of KPMG Peat Marwick LLP as the independent auditors of the Company. Under applicable Delaware law, in determining whether the proposal regarding (i) the approval of the amendment to the Stock Option Plan and (ii) the appointment of KPMG Peat Marwick LLP has received the requisite number of affirmative votes, abstentions and broker non-votes will, in each case, be counted and have the same effect as a vote against such proposals.

    The Company's executive offices are located at 101 South Salina Street, Syracuse, New York 13202, and its telephone number is (315) 424-4400.

                   PRINCIPAL OWNERS OF ONBANCORP COMMON STOCK

    The following table sets forth the only shareholder known by the Company to own beneficially or of record more than 5% of ONBANCorp Common Stock and the nature of its holdings. This information has been obtained from a report filed pursuant to Regulation 13D-13G of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder.

                                                                                       AMOUNT AND
                                                                                        NATURE OF         PERCENT
NAME AND ADDRESS                                                                       BENEFICIAL           OF
OF BENEFICIAL OWNER                                                                     OWNERSHIP          CLASS
---------------------------------------------------------------------------------  -------------------  -----------
Merrill Lynch Global Allocation Fund, Inc........................................         755,900(1)          6.1%
  800 Scudder Mills Road
  Princeton, New Jersey 08536

------------------------

(1) Information obtained from Schedule 13G dated February 14, 1997. Merrill Lynch Global Allocation Fund, Inc. (the "Fund") is an investment company and is the beneficial owner of the reported securities. Merrill Lynch Asset Management, L.P. ("MLAM") is acting as an investment adviser to the Fund. Each of Merrill Lynch & Co., Inc., Merrill Lynch Group, Inc. and Princeton Services, Inc. are parent companies of MLAM within the meaning of the Exchange Act and disclaim beneficial ownership of the shares reported in the
    Schedule 13G. Included in the shares reported are shares of ONBANCorp Common Stock issuable upon conversion of the 77,900 shares of ONBANCorp's Series B 6.75% Cumulative Convertible Preferred Stock, which the reporting person may be deemed to beneficially own.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes with respect to term of office. Pursuant to the Company's By-Laws (the "ONBANCorp By-Laws"), the number of directors of the Company is currently set at fifteen. Directors will serve until their successors are elected and qualified. There are no arrangements or understandings between the Company and any person pursuant to which such person has been elected as a director.

    THE NAMES OF THE FIVE NOMINEES OF THE BOARD OF DIRECTORS FOR ELECTION AS DIRECTORS ARE SET FORTH BELOW. If elected as a director, each nominee will have a 3-year term that is scheduled to expire at the Annual Meeting of Shareholders to be held in 2000. Certain information concerning the nominees and those directors whose terms expire in the future is also provided. Management believes that such nominees will stand for election and will serve if elected as directors. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies may be voted for the election of such other person or persons as the Board of Directors may recommend.

                    INFORMATION ABOUT NOMINEES FOR DIRECTORS
                       AND DIRECTORS CONTINUING IN OFFICE
                             NOMINEES FOR DIRECTORS

                                                                    PRINCIPAL OCCUPATION
                                NAME AND AGE                      AND BUSINESS EXPERIENCE
                         ---------------------------  ------------------------------------------------
                         Robert J. Bennett            Chairman of ONBANCorp. and OnBank ("OnBank"),
                         Served as a Director* since  which was recently merged with and into OnBank &
                         1987.                        Trust, since May 1, 1989 and President and Chief
                         Age: 55                      Executive Officer of ONBANCorp and OnBank since
                                                      January 1989. Chairman and President of OnBank &
                                                      Trust since January 1993. Mr. Bennett is a
                                                      Director of the Federal Home Loan Bank of New
                                                      York and Farmers and Traders Life Insurance
                                                      Company. Mr. Bennett is also Chairman of the
                                                      Company's Executive Committee and a member of
                                                      the Company's Compensation Committee (but not a
                                                      member of the Stock Option Committee (as defined
                                                      below)).

                         William J. Donlon            Retired Chairman and Chief Executive Officer of
                         Served as a Director* since  Niagara Mohawk Power Corporation. He is a
                         1981.                        director of Niagara Mohawk Power Corporation.
                         Age: 67                      Mr. Donlon is a member of the Company's
                                                      Executive Committee and Chairman of the
                                                      Company's Compensation Committee and Stock
                                                      Option Committee.

                                                                    PRINCIPAL OCCUPATION
                                NAME AND AGE                      AND BUSINESS EXPERIENCE
                         ---------------------------  ------------------------------------------------

                         Henry G. Lavarnway, Jr.      Private Investor and Business Consultant. From
                         Served as a Director* since  July 1988 through December 1992, Mr. Lavarnway
                         1983.                        was Vice President and Chief Financial Officer
                         Age: 62                      of Gaylord Brothers, Inc., a library furniture
                                                      manufacturer in Syracuse, New York. Mr.
                                                      Lavarnway is a member of the Company's Executive
                                                      Committee and Compensation Committee.

                         T. David Stapleton, Jr.      Partner in the law firm of Karpinski. Stapleton
                         Served as a Director* since  & Fandrich, P.C. in Auburn, New York. Mr.
                         1986.                        Stapleton is a member of the Company's Executive
                         Age: 54                      Committee and Examining and Audit Committee.

                         William J. Umphred, Sr.      Until September 1993, Mr. Umphred was Chairman
                         Served as a Director since   of Franklin's parent, Franklin First Financial
                         1993.                        Corporation ("Franklin Corp."). He retired in
                         Age: 68                      1989 as Senior Vice President, Administration
                                                      and External Affairs of C-TEC Corporation of
                                                      Wilkes-Barre, Pennsylvania. Mr. Umphred is a
                                                      member of the Company's Compensation Committee.

                     DIRECTORS WITH TERMS EXPIRING IN 1998

                                                                    PRINCIPAL OCCUPATION
                                NAME AND AGE                      AND BUSINESS EXPERIENCE
                         ---------------------------  ------------------------------------------------
                         John D. Marsellus            Chairman, Marsellus Casket Company, Syracuse,
                         Served as a Director* since  New York. Mr. Marsellus has been with that firm
                         1973.                        since 1964. Mr. Marsellus is a member of the
                         Age: 58                      Company's Examining and Audit Committee.

                         Peter J. Meier               President of G.A. Braun, Inc., Syracuse, N.Y., a
                         Served as a Director since   manufacturer of laundry and textile systems for
                         1990.                        hospitals, hotels, commercial laundries and the
                         Age: 53                      textile industry. Mr. Meier has been with that
                                                      firm since 1967. Mr. Meier is a member of the
                                                      Company's Compensation Committee and the
                                                      Executive Committee.

                         Thomas H. van Arsdale        President and Chief Executive Officer of
                         Served as a Director since   Franklin. From 1990 to 1993 Mr. van Arsdale was
                         1993.                        Vice-Chairman, President and Chief Executive
                         Age: 59                      Officer of Franklin Corp. and Franklin.

                                                                    PRINCIPAL OCCUPATION
                                NAME AND AGE                      AND BUSINESS EXPERIENCE
                         ---------------------------  ------------------------------------------------

                         John L. Vensel               Chairman and Chief Executive Officer of Crucible
                         Served as a Director since   Materials Corporation since 1988, a specialty
                         1989.                        steel manufacturing company in Syracuse, New
                         Age: 61                      York. Mr. Vensel is a member of the Company's
                                                      Examining and Audit Committee.

                         Joseph N. Walsh, Jr.         Vice President retired, Personnel and Training
                         Served as a Director* since  of NYNEX. Mr. Walsh had been with that company
                         1978.                        from 1956 through 1993. He is a director of
                         Age: 62                      Unity Mutual Life Insurance Company. Mr. Walsh
                                                      is a member of the Company's Examining and Audit
                                                      Committee.

                     DIRECTORS WITH TERMS EXPIRING IN 1999

                    William F. Allyn        Mr. Allyn is President of Welch Allyn
                    Served as a Director    Incorporated, a manufacturer of
                    since 1991.             medical instruments. He has held such
                    Age: 61                 office for more than five years. Mr.
                                            Allyn is a director of Niagara Mohawk
                                            Power Corporation and Oneida Limited,
                                            Inc. Mr. Allyn serves as a member of
                                            the Company's Compensation Committee.

                                                     PRINCIPAL OCCUPATION
                         NAME AND AGE              AND BUSINESS EXPERIENCE
                    ----------------------  --------------------------------------

                         Lee H. Flanagan*             Ms. Flanagan is President and Chief Executive
                         Age: 30                      Officer of B. G. Sulzle, Inc., a leading
                                                      manufacturer of surgical needles. Ms. Flanagan
                                                      is a director of the Health Science Center
                                                      Foundation at Syracuse, New York and the
                                                      Metropolitan Development Association.

                    Peter O'Donnell         Mr. O'Donnell is President and Chief
                    Served as a Director    Executive Officer of Pine Tree
                    since 1996.             Management Corp. He has served as a
                    Age: 65                 director of Franklin since April 1994.
                    Russell A. King         Retired consulting partner and Chief
                    Served as a Director*   Executive Officer of King and King
                    since 1973.             Architects, Syracuse, New York. Mr.
                    Age: 67                 King has been with that firm since
                                            1952. Mr. King serves as a member of
                                            the Company's Compensation Committee.

------------------------

*   Ms. Flanagan will become a Director effective April 22, 1997.

                                                     PRINCIPAL OCCUPATION
                         NAME AND AGE              AND BUSINESS EXPERIENCE
                    ----------------------  --------------------------------------
                         J. Kemper Matt               President of Dupli Graphics Corp., Syracuse, New
                         Served as a Director since   York, a typographer and envelope manufacturer.
                         1993.                        He has held such office for more than five
                         Age: 62                      years. Mr. Matt has served as a director of
                                                      OnBank & Trust since January 1993. Mr. Matt is
                                                      Chairman of the Company's Examining and Audit
                                                      Committee.

------------------------

* The Company was organized as a bank holding company for OnBank in 1989 and, therefore, the year set forth under the heading "Director since," includes the director's tenure with OnBank and any term as trustee of OnBank prior to OnBank's conversion from a mutual to a stock-form savings bank on August 6, 1987.

    All of the foregoing, with the exception of Messrs. O'Donnell, Umphred and van Arsdale, who are directors of Franklin, are also currently directors of OnBank & Trust. Upon taking office, Ms. Flanagan will also serve as a director of OnBank & Trust. Mr. Bennett is a director of both of the Banks.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF ALL THE NOMINEES FOR ELECTION AS DIRECTORS.

SECURITY OWNERSHIP BY MANAGEMENT

    The following table sets forth information with respect to the shares of ONBANCorp Common Stock beneficially owned by each director and director nominee, by each non-director executive officer named in the Summary Compensation Table below and by directors and executive officers of the Company as a group as of February 28, 1997.

                                                                              SHARES OF
                                                                             COMMON STOCK
                                                                        BENEFICIALLY OWNED AS     PERCENTAGE OF
                                                                                  OF              COMMON STOCK
NAME                                                                    FEBRUARY 28, 1997 (1)      OUTSTANDING
----------------------------------------------------------------------  ----------------------  -----------------
William F. Allyn......................................................             5,500                *
Chester D. Amond......................................................             7,790                    *
Robert J. Bennett.....................................................           295,894(2)               2.2%
William J. Donlon.....................................................             5,603                *
Lee H. Flanagan.......................................................             1,000                *
Russell A. King.......................................................            23,872(3)             *
Henry G. Lavarnway, Jr................................................            12,278                *
John D. Marsellus.....................................................             6,587                *
J. Kemper Matt........................................................             4,000                *
Peter J. Meier........................................................             4,175                *
Peter O'Donnell.......................................................             7,975                *
T. David Stapleton, Jr................................................             4,167                *
William J. Umphred, Sr................................................            43,523                   .3%
Thomas H. van Arsdale.................................................            15,247                *
John L. Vensel........................................................             6,000                *
Joseph N. Walsh, Jr...................................................             3,719                *
Howard W. Sharp.......................................................            28,232                *
David M. Dembowski....................................................            53,908(4)                .4%
Lance D. Mattingly....................................................             3,572                *
All directors and executive officers as a group (24 persons)..........           667,703(5)               4.9%

------------------------

*   less than .25%

(1) The number of shares includes the number of shares subject to exercise of stock options which are exercisable within 60 days of the reporting date.

(2) Includes 4,277 shares of which Mr. Bennett's wife is the sole owner. Mr. Bennett disclaims beneficial ownership of such shares.

(3) Includes 2,798 shares of which Mr. King's wife is the sole owner, and 100 shares of which Mr. King's granddaughter is the sole owner. Mr. King disclaims beneficial ownership of such shares.

(4) Includes 25 shares of which Mr. Dembowski's daughter is the sole owner. Mr. Dembowski disclaims beneficial ownership of such shares.

(5) This number includes 18,861 shares held as unallocated shares as of February 28, 1997 in the Company's Employee Stock Ownership Plan which is administered by a trustee which acts in accordance with the directions of the Compensation Committee of the Board of Directors.

MEETINGS AND COMMITTEES

    The Company's Board of Directors met 13 times during 1996. An Executive Committee is required by the ONBANCorp By-Laws. A Compensation Committee (and a subcommittee, the Stock Option Committee) and an Examining and Audit Committee constitute the standing committees. The entire Board of

Directors acts as the Nominating Committee as specified in the ONBANCorp By-Laws. Shareholders may independently nominate individuals to serve as directors by following the procedures and providing timely notice to the Secretary of the Company, as outlined in the ONBANCorp By-Laws. The Board is authorized to appoint such other committees as it may determine and may designate each such committee as either a standing committee or an ad hoc committee. The Board may at any time appoint a director to fill any vacancy on any committee of the Board. The principal responsibilities of the committees and the number of meetings held during 1996 appear below.

    All directors attended at least 75% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which the directors served.

    EXECUTIVE COMMITTEE. (12 meetings) The Executive Committee currently consists of four non-employee directors plus the Chairman. The Executive Committee is authorized to exercise the powers of the Board of Directors between regular meetings of the Board, with certain exceptions, and has direction of the general investment policy of the Company. The Executive Committee, a majority of whom rotate on a trimester basis, presently consists of Mr. Bennett, who serves as Chairman, and Messrs. Donlon, Matt, Meier and Stapleton.

    COMPENSATION COMMITTEE. (4 meetings) The Compensation Committee consists of eight members. It evaluates management recommendations concerning promotions, salary administration practices and compensation with respect to the executive officer staff in particular and officer/exempt staff in general. It reviews both employee and executive compensation as well as retirement and other employee benefit plans and makes recommendations to the Board of Directors with regard to executive compensation. The non-employee members of the Compensation Committee constitute a subcommittee which administers the Company's stock option plans (the "Stock Option Committee"). The Compensation Committee consists of Mr. Donlon, who serves as Chairman, and Messrs. Allyn, Bennett, King, Lavarnway, Meier, Umphred and Walsh.

    EXAMINING AND AUDIT COMMITTEE. (4 meetings) The Examining and Audit Committee consists of six members, none of whom are officers of ONBANCorp. The Committee receives and reviews the internal auditor's reports as well as reports of the Company's independent auditors, and examines and reviews the affairs and reports of the Company. The Committee consists of Mr. Amond, who serves as Chairman, and Messrs. Marsellus, Matt, O'Donnell, Stapleton, and Vensel.

DIRECTOR COMPENSATION

    Directors, other than those who are also officers of the Company or the Banks, currently receive an annual retainer of $11,000 plus $700 for each Board meeting or committee meeting attended. Committee chairmen, other than officers of the Company or the Banks, receive an additional $100 for each committee meeting attended. Directors who are also officers of the Company or the Banks do not receive any compensation as directors.

    Directors of both the Company and the Banks may elect to defer fees pursuant to elections made under the Directors' Deferred Compensation Plans of the Company and the Banks, respectively. Both the Company and OnBank & Trust have established irrevocable "rabbi trusts" to provide for the payment of deferred fees to such trusts in the event of a change of control (as defined in the rabbi trusts) of the Company (or OnBank & Trust or the Company, in the case of OnBank & Trust's rabbi trust). The rabbi trusts may be funded at any time prior to a potential change of control (as defined in the rabbi trusts) of the Company (or OnBank & Trust or the Company, in the case of OnBank & Trust's rabbi trust) or, if not funded earlier, within 30 days following a potential change of control. If a change of control does not occur within the one-year period following the time such trusts are funded, the funds held in the rabbi trusts will revert to the Company or OnBank & Trust. Fees deferred pursuant to a director's election currently accumulate interest at the highest posted deposit rate paid by the Banks on the first day of each calendar quarter for that quarter.

    The 1992 ONBANCorp Directors' Stock Option Plan (the "Director Plan") provides that each non-employee director who (i) is elected or re-elected at an annual meeting of the Company or is continuing as a director at the adjournment of such meeting and (ii) has not previously been granted any option under the Director Plan, will be granted as of the date of such meeting options to purchase 3,000 shares of ONBANCorp Common Stock. The exercise price of each option issued under the Director Plan shall be the fair market value of a share of ONBANCorp Common Stock on the date of the grant. Options become exercisable as to one-third of the shares covered by such options on the first anniversary of the date of the grant if the optionee continues to serve as a director of the Company on that date, and with respect to an additional one-third of the shares covered by such options on each of the two succeeding anniversaries of the date of the grant if the optionee continues to serve as director of the Company on each such date. All options held by an optionee will become fully exercisable (to the extent not already exercisable) upon the optionee's termination of service as a director on account of death, disability or "retirement" (as defined in the Director Plan). All options granted under the Director Plan, to the extent not exercised, expire on the earliest of (i) the tenth anniversary of the date of the grant or (ii) one year following the optionee's termination of service as a director on account of death, disability or retirement or (iii) upon the date of the optionee's resignation for cause at the request of the Board. Pursuant to the Director Plan, each director then in office (other than Mr. Bennett who is an employee of the Company) received a grant of options on April 21, 1992 to purchase 3,000 shares of ONBANCorp Common Stock. Subsequently, new non-employee directors were granted options pursuant to the plan.

EXECUTIVE OFFICERS

    The following table lists the executive officers of ONBANCorp and/or OnBank & Trust and/or Franklin.

                                                                              POSITION WITH THE                    OFFICER
NAME                                                  AGE                  COMPANY AND/OR THE BANKS                 SINCE
------------------------------------------------      ---      ------------------------------------------------  -----------

Robert J. Bennett...............................          55   Chairman of the Board, President and Chief              1987
                                                               Executive Officer of the Company and OnBank &
                                                               Trust

Robert J. Berger................................          50   Senior Vice President, Treasurer and Chief              1978
                                                               Financial Officer of the Company and OnBank &
                                                               Trust

David M. Dembowski..............................          59   Executive Vice President and Secretary of the           1967
                                                               Company and OnBank & Trust

Thomas F. Ferguson..............................          63   Senior Vice President/Senior Trust Officer of           1993
                                                               OnBank & Trust

William M. Le Beau..............................          48   Senior Vice President, Loan and Asset Review of         1988
                                                               the Company and OnBank & Trust

Lance D. Mattingly..............................          36   Senior Vice President--Systems and Operations of        1995
                                                               OnBank & Trust.

Peter L. Meyers.................................          57   Vice Chairman of OnBank & Trust                         1993

Howard W. Sharp.................................          50   Senior Executive Vice President of the Company          1989
                                                               and OnBank & Trust

                                                                              POSITION WITH THE                    OFFICER
NAME                                                  AGE                  COMPANY AND/OR THE BANKS                 SINCE
------------------------------------------------      ---      ------------------------------------------------  -----------
Thomas H. van Arsdale...........................          59   President and Chief Executive Officer of                1993
                                                               Franklin

Randy J. Wiley..................................          40   Senior Vice President of Investments and Funds          1984
                                                               Management of OnBank & Trust

    Robert J. Bennett became Chairman of ONBANCorp and OnBank on May 1, 1989 and President and Chief Executive Officer of ONBANCorp and OnBank on January 1, 1989. He became Chairman, President and Chief Executive Officer of OnBank & Trust in January 1993 upon its acquisition by the Company. He had previously served as President and Chief Operating Officer of OnBank from July, 1987 to January, 1989. Prior to joining OnBank, he served in various capacities of Boatmen's Bancshares, Inc. of St. Louis, Missouri and President of Boatmen's Bancshares of Illinois. Mr. Bennett is a graduate of Babson College and holds an MBA from the University of Massachusetts and is a graduate of the Harvard Business School Advanced Management Program.

    Robert J. Berger became Senior Vice President, Treasurer and Chief Financial Officer of OnBank on January 23, 1989 and of ONBANCorp on January 31, 1989. He had previously served as Treasurer of OnBank since 1986 and as Comptroller since he joined OnBank in 1978. He became Senior Vice President, Treasurer and Chief Financial Officer of OnBank & Trust in January 1993 upon its acquisition by the Company. Mr. Berger is a graduate of Hamilton College and holds an MBA in accounting from Rutgers University Graduate School of Business. He was previously employed by Price Waterhouse and Co.

    David M. Dembowski was named Executive Vice President, Residential Lending of ONBANCorp effective January 27, 1997 and Senior Vice President and Secretary of ONBANCorp on January 31, 1989. He has also served as Secretary of OnBank since 1984. He joined OnBank in 1957 and has served in many capacities, primarily within the retail lending area. He became Executive Vice President, Residential Lending and Secretary of OnBank & Trust in January 1993 upon its acquisition by the Company. Mr. Dembowski is a graduate of Central City Business Institute, the Graduate School of Mortgage Banking of Northwestern University, and Income Property Lending Case Study Seminar at the University of Michigan.

    Thomas F. Ferguson became Senior Vice President/Senior Trust Officer of OnBank & Trust in January 1993. Mr. Ferguson previously served since November 1983 as Senior Vice President/Senior Trust officer of The Merchants National Bank & Trust Co. of Syracuse ("Merchants") prior to the acquisition of that bank from Midlantic Corp. by the Company. Mr. Ferguson had previously been associated with Marine Midland Bank, N.A. He is a graduate of Babson College and holds a MBA degree from Columbia University.

    William M. Le Beau was named Senior Vice President, Loan and Asset Review of the Company and OnBank in January 1991. He became Senior Vice President Loan and Asset Review of OnBank & Trust in January 1993 upon its acquisition by the Company. He was Vice President, Loan and Asset Review of the Company and OnBank from April 1988 to January 1991. Mr. Le Beau served in various bank examination and liquidation capacities with the FDIC from 1970 until his employment by OnBank in April 1988. He is a graduate of Bemidji State College and the National School of Finance and Management at Fairfield University.

    Lance D. Mattingly became Senior Vice President--Systems and Operations of OnBank & Trust in June 1995. Mr. Mattingly served previously as both an account manager and programming manager for Alltel Financial Services, a leading data processing company. Mr. Mattingly is a graduate of the University of Arkansas.

    Peter L. Meyers became Vice Chairman of OnBank & Trust in January 1993. Mr. Meyers had served as President and Chief Executive Officer of Merchants from November 1988 until the acquisition of that bank from Midlantic Corp. by the Company. He had served as Executive Vice President and Chief Operating Officer of Merchants from February 1988 to November 1988. Mr. Meyers is a graduate of Syracuse University and the Stonier Graduate School of Banking.

    Howard W. Sharp was named Senior Executive Vice President of ONBANCorp. and OnBank & Trust effective January 27, 1997 having served as Executive Vice President of the Company since October 1994 and of OnBank since joining OnBank on November 1, 1989. He became Executive Vice President of OnBank & Trust in January 1993 upon its acquisition by the Company. He has 25 years of banking experience, most recently as Regional President of the $3.1 billion Boatmen's First National Bank of Kansas City and President and Chief Executive Officer of Boatmen's Bank of Independence, Missouri. Mr. Sharp attended Rockhurst College and is also a graduate of the Wharton School of Financial Management, the ABA Graduate School of Commercial Lending and the ABA National Commercial Lending School, University of Oklahoma, Norman.

    Thomas H. van Arsdale has served as President and Chief Executive Officer of Franklin since November 1990 and was Vice Chairman, President and Chief Executive Officer of Franklin Corp. from November 1990 to September 1993. Prior to November 1990 Mr. van Arsdale served as President and Chief Executive Officer of Dime Savings Bank of New Jersey and as a director of Dime Savings Bank of New York. Mr. van Arsdale graduated with degrees in business and banking from Raritan Valley Community College and from Thomas A. Edison State College and is also a graduate of The National School of Finance & Management at Fairfield University.

    Randy J. Wiley was named Senior Vice President of Investments and Funds Management of OnBank & Trust effective January 21, 1997 having served as Vice President of Investments and Funds Management of OnBank since February 1, 1989. He became Vice President of Investments and Funds Management at OnBank & Trust in January, 1993 upon its acquisition by the Company. He had previously served in the funds management, secondary markets, investments and internal audit areas since joining OnBank in 1980. Mr. Wiley is a graduate of the State University of New York at Oswego.

                            MANAGEMENT REMUNERATION

EXECUTIVE COMPENSATION

    The following table summarizes the cash and noncash compensation paid by ONBANCorp and the Banks for services rendered to the Company and its subsidiaries, during the fiscal years ended December 31, 1994, 1995 and 1996, by the Company's Chief Executive Officer and four other most highly compensated executive officers for 1996 (collectively, the "named executive officers"). The amounts shown in the Summary Compensation Table below include only compensation earned during the years in which the named executive officers served as executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG TERM
                                                                                             COMPENSATION(3)
                                                                                          ----------------------
                                                                    ANNUAL COMPENSATION
                                                                                            AWARDS
                                                                    --------------------  -----------    LTIP        ALL OTHER
                                                                     SALARY      BONUS     OPTIONS/     PAYOUTS    COMPENSATION
NAME AND PRINCIPAL POSITION(1)                             YEAR        ($)      ($)(2)    SARS SHARES     ($)         ($)(4)
-------------------------------------------------------  ---------  ---------  ---------  -----------  ---------  ---------------

Robert J. Bennett......................................       1996    500,000    123,500      35,000      39,000         3,596
  Chairman, President and                                     1995    500,000        -0-         -0-      39,200         3,466
  Chief Executive Officer                                     1994    488,079        -0-      50,000     102,200         3,585

Thomas H. van Arsdale .................................       1996    229,616     33,375       7,500      15,000         4,538
  President and Chief Executive Officer                       1995    225,004      5,000       3,000         -0-         4,500
  of Franklin                                                 1994    220,003        -0-         -0-         -0-         4,315

Howard W. Sharp........................................       1996    175,000     26,200       7,500      21,000         4,750
  Senior Executive Vice President of the                      1995    175,000        -0-       5,000      22,400         4,620
  Company and OnBank & Trust                                  1994    170,827        -0-       7,500      58,400         4,620

David M. Dembowski.....................................       1996    155,000     22,975       7,000      21,000         1,967
  Executive Vice President and Secretary of the Company       1995    155,000        -0-         -0-      22,400         3,756
  and OnBank & Trust                                          1994    152,377        -0-       7,500      58,400         3,977

Lance D. Mattingly.....................................       1996    137,595     20,950       5,000         -0-         4,123
  Senior Vice President - Systems and Operations of           1995     72,692        -0-         -0-         -0-         2,181
  OnBank & Trust                                              1994        -0-        -0-         -0-         -0-           -0-

------------------------

(1) See "Executive Officers" for additional positions held by these executives with the Company and its subsidiaries.

(2) "Bonus" consists of cash amounts earned for the fiscal year in question under the Company's 1987 Annual Incentive Bonus Plan ("Bonus Plan") (except for Mr. van Arsdale's bonus for 1995, which was paid at the discretion of the Board of Directors). Pursuant to the Bonus Plan, participating employees qualify for bonuses upon satisfaction of certain measurable "target" performance criteria. Such performance criteria and the amount of the potential bonus are established at the start of the year by the Board of Directors or a committee thereof.

(3) No restricted stock awards have been made during each of the past three fiscal years. No restricted stock awards are outstanding.

(4) "All Other Compensation" received by the named executive officers consisted of certain perquisites. For each fiscal year in question, the aggregate amount of perquisites received by each named executive officer was less than the lesser of $50,000 or 10% of such officer's reported salary and bonus. In accordance with applicable requirements, no information under the heading "All Other Compensation" is included. "All Other Compensation" received by all named executive officers during 1996 consisted of the Company's contributions under its 401(k) defined contribution plan.

                             OPTION GRANTS IN 1996

    The following table contains information concerning the grant of stock options under the Stock Option Plan during 1996.

                                                                                                            POTENTIAL REALIZABLE
                                                                                                            VALUE ($) AT ASSUMED
                                                            INDIVIDUAL GRANTS                                 ANNUAL RATES OF
                                -------------------------------------------------------------------------       STOCK PRICE
                                               % OF TOTAL                                                       APPRECIATION
                                                 OPTIONS                                                      FOR OPTION TERM
                                   OPTIONS     GRANTED IN     EXERCISE      MARKET PRICE ON   EXPIRATION   ----------------------
NAME                            GRANTED(#)(1)  FISCAL YEAR    PRICE($)       GRANT DATE($)       DATE        5%(2)       10%(3)
------------------------------  -------------  -----------  -------------  -----------------  -----------  ----------  ----------
Robert J. Bennett.............       17,500          22.6%        31.75            31.75        1/22/2006  $  349,430  $  885,523
                                     17,500          22.6%        34.93            31.75        1/22/2006     293,780     829,873
Thomas H. van Arsdale.........        3,750           4.8%        31.75            31.75        1/22/2006      74,878     189,755
                                      3,750           4.8%        34.93            31.75        1/22/2006      62,953     177,830
Howard W. Sharp...............        3,750           4.8%        31.75            31.75        1/22/2006      74,878     189,755
                                      3,750           4.8%        34.93            31.75        1/22/2006      62,953     177,830
David M. Dembowski............        3,500           4.5%        31.75            31.75        1/22/2006      69,886     177,105
                                      3,500           4.5%        34.93            31.75        1/22/2006      58,756     165,975
Lance D. Mattingly............        2,500           3.2%        31.75            31.75        1/22/2006      49,919     126,503
                                      2,500           3.2%        34.93            31.75        1/22/2006      41,969     118,553

------------------------

(1) No stock appreciation rights (whether free standing or in tandem with stock options) were granted during 1996. One-half of the options were granted at fair market value on January 22, 1996 and one-half of the options were granted at an exercise price equal to 110% of the fair market value on such date under the Stock Option Plan. They become exercisable with respect to one-third of the shares covered by the option beginning at the first anniversary of the grant date; thereafter they become exercisable with respect to an additional one-third of the shares covered on each subsequent anniversary through and including the third anniversary.

(2) Assumes that the market price of ONBANCorp Common Stock appreciates in value from the date of grant to the end of the option term at 5% per annum.

(3) Assumes that the market price of ONBANCORP Common Stock appreciates in value from the date of grant to the end of the option term at 10% per annum.

                    AGGREGATED OPTION/SAR EXERCISES IN 1996,
                      AND 1996 YEAR-END OPTION/SAR VALUES

    The following table provides information, with respect to the named executive officers, concerning the exercise of options during 1996 and the number and value of unexercised options held as of December 31, 1996.

                                                                                                    VALUE OF
                                                                                                   UNEXERCISED
                                                                                NUMBER OF         IN-THE-MONEY
                                                                               UNEXERCISED       OPTIONS/SARS AT
                                                                             OPTIONS/SARS AT          1996
                                                SHARES ACQUIRED    VALUE    1996 YEAR-END(#)      YEAR-END ($)
                                                      ON         REALIZED     EXERCISABLE/        EXERCISABLE/
NAME                                            EXERCISE (#)(1)   ($)(2)      UNEXERCISABLE     UNEXERCISABLE(3)
----------------------------------------------  ---------------  ---------  -----------------  -------------------
Robert J. Bennett.............................        --            --         122,333/51,667    1,388,458/167,979
Thomas H. van Arsdale.........................        --            --        81,437(4)/9,500     1,830,115/56,906
Howard W. Sharp...............................         5,000       112,500      16,833/11,667       126,375/57,469
David M. Dembowski............................         4,000       104,500       36,000/9,500       669,500/31,825
Lance D. Mattingly............................        --            --               --/5,000            --/18,938

------------------------

(1) No stock appreciation rights were exercised in 1996.

(2) Market value of underlying securities at exercise, minus the exercise price.

(3) Market value of underlying securities at 1996 year-end, minus the exercise or base price.

(4) Mr. van Arsdale received 80,437 of these options in exchange for his options on shares of common stock of Franklin Corp. in connection with the Company's acquisition of Franklin.

    LONG-TERM INCENTIVE PLAN. The Stock Option Committee administers the 1991 Long-Term Incentive Plan of ONBANCorp, Inc. (the "Long-Term Plan"), selects participants for the plan and determines the form, size and substance of the performance grants, the length of each performance cycle and the form of payment to be made to each participant. Performance grants may include (i) specific dollar-value target grants, (ii) performance units (valued as determined by the Stock Option Committee at issuance), and/or (iii) performance shares (valued at the market value of a share of ONBANCorp Common Stock). The value of each performance grant may be fixed or may be permitted to fluctuate based upon a performance factor (e.g., return on equity) selected by the Stock Option Committee. The Stock Option Committee establishes performance goals that, depending on the degree to which they have been met, will determine the value of the performance grants awarded to participants and determines the portion of each performance grant that is earned by participants based upon ONBANCorp's performance during the performance cycle in relation to the performance goals for such cycle. At the discretion of the Stock Option Committee, performance unit payouts can increase or decrease up to 40% depending on the 1996-1998 percentage change in the Company's stock price plus cumulative dividends. Additionally, the Stock Option Committee may elect to make no awards if the Company's return on assets ("ROA") in any of the plan years is less than .50%. Payments to participants will be made as soon as practicable after the end of each performance cycle in the forms of cash, options and/or shares issued pursuant to the Long-Term Plan, as determined by the Stock Option Committee at the time of the performance grant.

    In the event of a "change in control" of ONBANCorp (as defined in the Long-Term Plan) prior to the end of a performance cycle, the Stock Option Committee shall have the discretion to determine the minimum portion of performance grants earned by participants. Otherwise, a participant in the Long-Term Plan generally must be an active employee of ONBANCorp or its subsidiaries at the end of the performance cycle to receive a payment for such cycle. However, if termination is on account of death, retirement or disability, unless otherwise determined by the Stock Option Committee, the participant will be entitled to a pro rata distribution based upon the elapsed portion of the performance cycle and ONBANCorp's performance over such portion of the cycle.

    The third performance cycle under the Long-Term Plan ended on December 31, 1995. Payments for this third cycle were made to participants in the Long-Term Plan in February 1996.

    The following table provides information, with respect to the named executive officers, concerning threshold, target and maximum award levels determined in 1996 under the Long-Term Plan for the 3-year performance cycle beginning 1996 and ending 1998.

                    LONG-TERM INCENTIVE PLAN AWARDS IN 1996

                                                                                            ESTIMATED FUTURE PAYOUTS UNDER
                                                                             PERFORMANCE            NON-STOCK PRICE
                                                                               OR OTHER               BASED PLANS
                                                                             PERIOD UNTIL  ---------------------------------
                                                                NUMBER OF     MATURATION    THRESHOLD    TARGET     MAXIMUM
NAME                                                           UNITS(#)(1)    OR PAYOUT     ($)(2)(3)   ($)(2)(4)  ($)(2)(5)
------------------------------------------------------------  -------------  ------------  -----------  ---------  ---------
Robert J. Bennett...........................................        6,000       12/31/98       60,000     120,000    180,000
Thomas H. van Arsdale.......................................        3,000       12/31/98       30,000      60,000     90,000
Howard W. Sharp.............................................        3,500       12/31/98       35,000      70,000    105,000
David M. Dembowski..........................................        3,500       12/31/98       35,000      70,000    105,000
Lance D. Mattingly..........................................          -0-            -0-          -0-         -0-        -0-

------------------------

(1) No stock or stock rights have been granted in 1996 in connection with the Long-Term Plan.

(2) Payouts of awards are tied to achieving specified levels of ROA, return on equity ("ROE"), net interest margin ("NIM") and amount of nonperforming assets ("NPA"). With respect to ROA, the threshold amount, target amount or maximum amount, as the case may be, will be earned if 96%, 100% or 109%, respectively, of the targeted ROA is achieved. With respect to ROE, the threshold amount, target amount or maximum amount, as the case may be, will be earned if 96%, 100% or 104%, respectively, of the targeted ROE is achieved. With respect to NIM, the threshold amount, target amount or maximum amount, as the case may be, will be earned if 96%, 100% or 104%, respectively, of the targeted NIM is achieved. With respect to NPA, the threshold amount, target amount or maximum amount, as the case may be, will be earned if 108%, 100% or 94%, respectively, of the targeted NPA is achieved. The actual payouts, if any, are fractionally weighted sums of payouts with respect to the four performance measures.

(3) Assumes that the threshold amount is earned with respect to each of the four performance measures. Payouts will be smaller if, for example, the threshold amount is earned with respect to one performance measure and no amounts are earned with respect to the remaining performance measures.

(4) Assumes that the target amount is earned with respect to each of the four performance measures.

(5) Assumes that the maximum amount is earned with respect to each of the four performance measures.

    EMPLOYMENT AND SEVERANCE CONTRACTS. ONBANCorp and OnBank & Trust are parties to an employment agreement, effective as of September 1, 1990 (the "Employment Agreement"), with Mr. Bennett, amending and restating Mr. Bennett's prior employment agreement, in order to secure his continued service. Under the Employment Agreement, his annual base salary is prescribed by the Board (subject to a minimum). As of the date of this Proxy Statement, Mr. Bennett's annual base salary is $550,000. The Employment Agreement provides that if Mr. Bennett's employment is terminated due to (i) discharge without "cause" (as defined in the Employment Agreement) or the Board's election (without "cause" from Mr. Bennett) to stop extending the Employment Agreement, thereby ending the contractual employment period prior to Mr. Bennett's attaining the age of sixty-five (65),
(ii) Mr. Bennett's voluntary
resignation as a result of a reduction in his official position or responsibilities, (iii) Mr. Bennett's voluntary resignation for any reason within 180 days following a "change of control" of ONBANCorp or OnBank & Trust (as defined in the Employment Agreement), or (iv) Mr. Bennett's voluntary resignation within 120 days after a reduction of his official position, responsibilities or base salary; or a significant relocation of his principal place of employment, provided that such reduction or relocation occurs within three years of a "change of control," then Mr. Bennett will receive the following special severance amounts: (a) a severance payment equal to three times the sum of (i) the base compensation in effect at the time of termination and (ii) the higher of the amount awarded to him under the Bonus Plan for the most recently ended performance year or the mean average award for the three most recently ended performance years, (b) a payment equal to the value of all his outstanding stock options and appreciation rights (whether vested or unvested), (c) a payment equal to the excess, if any, of the present value of his benefits under the Retirement Plan (as described below) and the 401(k) Plan calculated as if he had been employed for an additional three years at his highest base salary, over the present value of the benefits to which he would actually be entitled under the Retirement Plan and the 401(k) Plan, respectively, (d) a continuation of group life, health, accident and dental insurance benefits for the employment period remaining under the Employment Agreement, (e) professional outplacement counselling and executive placement services and (f) to the extent any payments made to him under his Employment Agreement or otherwise are determined to be either "excess parachute payments" under Section 280G of the Internal Revenue Code (the "Code") which are subject to an excise tax pursuant to Section 4999 of the Code or payments subject to any surtax which is in addition to the income tax imposed under the normal tax tables or their functional equivalent, an indemnification payment so that Mr. Bennett's benefit after such indemnification is equal to the amount he would have received had no excise tax or surtax been imposed upon his payments. The benefits set forth under clauses (c), (d) and (e) of the preceding sentence will be subject to reduction in the event that Mr. Bennett obtains alternate employment during the three years immediately succeeding his termination. Mr. Bennett is entitled to recover reasonable costs and expenses if he in good faith institutes an action against ONBANCorp or OnBank & Trust based upon his Employment Agreement. To ensure that the benefits set forth in his Employment Agreement will be received without Mr. Bennett incurring litigation costs, the Employment Agreement provides that, within three business days of written demand by Mr. Bennett ONBANCorp and/or OnBank & Trust will establish an irrevocable standby letter of credit providing for $200,000 of credit for Mr. Bennett for five years. The Employment Agreement is initially effective for a period of three years commencing September 1, 1990, and is automatically extended for one year on each anniversary date of its commencement unless either ONBANCorp or OnBank & Trust or Mr. Bennett gives advance written notice at least sixty days prior to such anniversary date not to further extend the employment period. Upon a change of control of ONBANCorp and/or OnBank & Trust, Mr. Bennett's employment period shall automatically be extended for a three-year period commencing with the date of such change of control. If Mr. Bennett is discharged for "cause," dies, retires, becomes disabled, or voluntarily terminates his employment (in a manner not described above) he does not become entitled to the severance payments described above.

    Mr. van Arsdale has entered into an Employment Agreement (the "Agreement") with the Company and with Franklin, pursuant to which Mr. van Arsdale will be employed by Franklin through December 31, 1997 (the "Employment Period") and serves as President and Chief Executive Officer of Franklin and a member of the Board of Directors of Franklin. Under the Agreement, Mr. van Arsdale receives an annual salary of at least $235,000 subject to annual review, as well as executive benefits and perquisites. Upon involuntary termination of Mr. van Arsdale's employment without "cause" or his voluntary termination for Good Reason, after October 31, 1994 but prior to the end of the Employment Period, Mr. van Arsdale will be paid as liquidated damages an amount equal to the base salary he would have earned through the end of the Employment Period and will be provided with employee benefit coverage through the end of the Employment Period. Notwithstanding the foregoing, during the Employment Period, if a "Change in Control" of ONBANCorp (as defined in the Agreement) occurs, the Agreement will remain in effect for three (3) years thereafter (the "Change in Control Protective Period"). During the Change in Control

Protective Period, if Mr. van Arsdale's employment is terminated involuntarily for any reason other than "cause" or if Mr. van Arsdale terminates his own employment after a reduction of his offices and positions, a reduction of his authority which is not cured within a reasonable time upon notice, a reduction of his base salary or a relocation of his place of employment of more than fifty miles, he shall be entitled to the following benefits (in addition to accrued compensation and normal benefits as a former employee): a lump sum equal to three (3) times annual base salary plus three (3) times the greater of the bonus for the year most recently ended or the mean average bonus for the most recent three years; a right to elect to be paid an amount equal to the excess of the fair market value (as defined in the Agreement) of the common stock underlying all his stock options (whether or not vested) over the aggregate exercise price thereof; and continued life, health, accident and dental insurance for the balance of the Change in Control Protective Period (which insurance coverage is subject to offset upon his obtaining alternate employment).

    ONBANCorp and OnBank & Trust are parties to severance agreements with Messrs. Dembowski, Sharp and Berger, which agreements became effective as of June 30, 1990. OnBank & Trust entered into severance agreements with Mr. Mattingly, effective as of June 5, 1995, and Mr. McMahon, effective as of December 23, 1996. Each of the foregoing agreements is referred to herein as a "Severance Agreement and each of the officers that are parties thereto are referred to herein as "Executives." The Severance Agreements provide that if the Executive's employment is terminated within three years following a "change in control" (as defined in the Severance Agreements) of ONBANCorp and/or OnBank & Trust, in the case of Messrs. Dembowski, Sharp and Berger, or of OnBank & Trust, in the case of Messrs. Mattingly and McMahon, due to (i) discharge without "cause" (as defined in the Severance Agreements), or (ii) the Executive's voluntary resignation after a reduction of his official position, responsibilities or base salary, or a non-consensual relocation of his principal place of employment, or a decrease in his material compensation, pension or welfare benefits or fringe benefits, then the Executive will receive the following special severance amounts: (a) severance payment equal to three times the sum of (i) the base compensation in effect at the time of termination and
(ii) the higher of the amount awarded to him under the Bonus Plan for the most recently ended performance year or the mean average award for the three most recently ended performance years, (b) a payment equal to the value of all his outstanding stock options (other than "incentive stock options") and appreciation rights (whether vested or unvested), (c) a payment equal to the excess, if any, of the present value of his benefits under the Retirement Plan calculated as if he had been employed for an additional three years (at his highest annual rate of compensation applicable during his last twelve months of employment) over the present value of the benefits to which he would actually be entitled under the Retirement Plan, (d) a payment equal to three times the matching contribution made by ONBANCorp for the Executive's account under the 401(k) Plan during the calendar year immediately preceding termination, (e) a continuation of employee benefits until the earlier of the third anniversary of the Executive's termination or such time as the Executive receives comparable benefits elsewhere, (f) outplacement consulting services upon request, and (g) to the extent any payments made under the Executive's Severance Agreement or otherwise are determined to be either "excess parachute payments" under Section 280G of the Code which are subject to an excise tax pursuant to Section 4999 of the Code or payments subject to any surtax which is in addition to the income tax imposed under the normal tax tables or their functional equivalent, an additional payment such that the Executive's benefit after such additional payments is equal to the amount he would have received had no excise tax or surtax been imposed upon his payments. The Executive is also entitled to recover legal fees and expenses incurred as a result of his termination of employment or his seeking the enforcement of his Severance Agreement. To ensure that the benefits set forth in the Severance Agreements will be received without the Executive incurring litigation costs, ONBANCorp and/or OnBank & Trust and the Executives have entered into related letter agreements which provide that, within three business days of a written demand by the Executive, ONBANCorp will establish an irrevocable standby letter of credit providing for $200,000 of credit for the Executive for five years. The Severance Agreements are initially effective for a period of three years commencing on the respective dates set forth above, and are automatically extended for one year on each anniversary date of their commencement, unless ONBANCorp or OnBank & Trust, in the case of Messrs. Mattingly and

McMahon gives advance written notice (at least thirty days prior to such anniversary date) not to further extend the Severance Agreement. Upon a change in control of ONBANCorp and/or OnBank & Trust in the case of Messrs. Dembowski, Sharp and Berger, or of OnBank & Trust, in the case of Messrs. Mattingly and McMahon, the term of the Severance Agreements shall automatically be extended for a three-year period commencing with the date of such change in control. If the Executive is discharged for "cause," dies, retires, becomes disabled, or voluntarily resigns without having any of the reasons for resignation described above, the Executive does not become entitled to the special severance amounts described above.

    RETIREMENT PLAN. The Retirement Plan is a defined benefit pension plan for the benefit of salaried employees employed by ONBANCorp and its subsidiaries. The Retirement Plan is administered through the Trust Division of OnBank & Trust. Eligible employees become participants of the Retirement Plan upon attainment of age 21 and completion of one year of service. The Retirement Plan provides a normal retirement benefit for each participant who terminates employment at the later of age 65 or the fifth anniversary of participating in the Retirement Plan (the "Normal Retirement Date"). The amount of the normal retirement benefit, when paid in the form of a single life annuity, is generally equal to the greater of (A) 2% of the participant's average annual earnings (defined as annualized amount of base salary over the 36 consecutive months of highest base salary (which, for the named executive officers, is reportable under the salary column of the Summary Compensation Table) included in the participant's final 120 months of creditable service) multiplied by the number of his years (and any fraction thereof) of creditable service (up to a maximum of 35 years), reduced by 1-2/3% of the participant's primary Social Security benefit multiplied by the number of his years (and any fraction thereof) of creditable service subsequent to April 1, 1983 (up to a maximum of 30 years) or
(B) the participant's total annual benefit accrued as of March 1, 1983 under the provisions of the Retirement Plan in effect as of such date. In no event may a normal retirement benefit exceed 60% of a participant's average annual earnings.

    The following table sets forth the estimated annual benefit payable upon retirement at age 65 in calendar year 1996, without regard to any offset in respect of Social Security benefits, expressed in the form of a single life annuity, based on the average annual earnings and creditable service classifications specified.

                                                      YEARS OF CREDITABLE SERVICE
                                       ----------------------------------------------------------
AVERAGE ANNUAL EARNINGS                    15          20          25          30          35
-------------------------------------  ----------  ----------  ----------  ----------  ----------
$100,000.............................  $   30,000  $   40,000  $   50,000  $   60,000  $   60,000
 125,000.............................      37,500      50,000      62,500      75,000      75,000
 150,000.............................      45,000      60,000      75,000      90,000      90,000
 175,000.............................      52,500      70,000      87,500     105,000     105,000
 200,000.............................      60,000(1)     80,000(1)    100,000(1)    120,000(1)    120,000(1)
 225,000.............................      67,500(1)     90,000(1)    112,500(1)    135,000(1)    135,000(1)
 250,000.............................      75,000(1)    100,000(1)    125,000(1)    150,000(1)    150,000(1)
 300,000.............................      90,000(1)    120,000(1)    150,000(1)    180,000(1)    180,000(1)
 400,000.............................     120,000(1)    160,000(1)    200,000(1)    240,000(1)    240,000(1)
 450,000.............................     135,000(1)    180,000(1)    225,000(1)    270,000(1)    270,000(1)
 500,000.............................     150,000(1)    200,000(1)    250,000(1)    300,000(1)    300,000(1)

------------------------

(1) Under applicable provisions of the Code, for the calendar year 1996, (i) the maximum annual benefit actually permitted to be paid under the Retirement Plan is $120,000 and (ii) the maximum annual compensation on which benefits may be calculated ("maximum annual compensation limit") is $150,000. Both the maximum annual benefit and the maximum annual compensation limit are subject to annual adjustment to reflect cost of living increases. Messrs. Bennett, van Arsdale, Sharp and Dembowski currently receive annual compensation in excess of the Code limitation. Mr. Bennett would be entitled to receive benefits in excess of the Code limitations pursuant to his Supplemental Employee Retirement Agreement (described below).

    The following table sets forth the years of creditable service as of December 31, 1996 for each of the individuals named in the Summary Compensation
Table:

                                                                               CREDITABLE SERVICE
                                                                           --------------------------
                                                                              YEARS        MONTHS
                                                                              -----     -------------
Robert J. Bennett........................................................          23             6
Thomas H. van Arsdale....................................................           6             1
Howard W. Sharp..........................................................           6             1
David M. Dembowski.......................................................          34             4
Lance D. Mattingly.......................................................           0             6

    The "creditable service" of Mr. Bennett reflects the additional credits provided by his Supplemental Employee Retirement Agreement. A portion of his aggregate annual benefit under the Retirement Plan and such Agreement of ($28,014) will be paid by a prior employer.

    The current compensation covered by the Retirement Plan with respect to the named executive officers are as follows: Robert J. Bennett ($550,000); Thomas H. van Arsdale ($235,000); Howard W. Sharp ($235,000); David M. Dembowski ($165,000); and Lance D. Mattingly ($144,500).

    SUPPLEMENTAL EMPLOYEE RETIREMENT AGREEMENT. ONBANCorp and OnBank & Trust are also parties to a Supplemental Employee Retirement Agreement (the "Supplemental Agreement"), effective as of January 1, 1991, with Mr. Bennett. The Supplemental Agreement generally provides Mr. Bennett with monthly benefits (in excess of any limitations imposed by the Code) equal to (a) the normal retirement benefit he would receive under the Retirement Plan, if such benefit were to be calculated treating as creditable service under the Retirement Plan Mr. Bennett's 12 years of service with his previous employer (Boatmen's Bancshares, Inc. of St. Louis, Missouri) plus his initial year of service with ONBANCorp in addition to his years of creditable service under the Retirement Plan less (b) the sum of the monthly normal retirement benefit actually payable to Mr. Bennett under the Retirement Plan and the monthly retirement benefit payable to Mr. Bennett commencing at age 65 from the retirement plan of Boatmen's Bancshares, Inc. The supplemental benefit shall be paid to Mr. Bennett at the same time and in the same form under which his normal retirement benefit is payable from the Retirement Plan. Mr. Bennett's rights to his supplemental retirement benefits vest at a rate of 20% per year of creditable service as calculated under the Retirement Plan, but shall become 100% vested if his employment with ONBANCorp and OnBank & Trust is terminated in a manner which would entitle Mr. Bennett to severance benefits under his Employment Agreement. Both the Company and OnBank & Trust have authorized the use of an irrevocable "rabbi trust" substantially identical to those described under "Director Compensation" to provide for Mr. Bennett's payments under the Supplemental Agreement in the event of a change in control of the Company or OnBank & Trust (as defined in the rabbi trust).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    COMPENSATION PHILOSOPHY, POLICIES AND PROGRAMS FOR EXECUTIVE OFFICERS

    The Company, a bank holding company, is engaged in a highly competitive business. The prominent leadership position attained by the Company in the communities it serves in terms of quality of services rendered, market share, revenue, profitability and rate of growth, has been earned largely through the selection, training and development of top caliber executive and professional talent. Ongoing investment in the Company's human capital has produced favorable long-term returns to Company shareholders. Therefore, it is deemed critical to the ongoing success of the Company that its executives continue to be among the most highly qualified and talented available to lead the organization in the creation of shareholder value.

    The Compensation Committee (the "Committee") reviews, and makes recommendations to the Board of Directors with regard to, executive compensation. The Board of Directors and the Committee have implemented an executive compensation philosophy that seeks to relate executive compensation to corporate performance, individual performance, and creation of shareholder value. This is achieved through compensation programs pursuant to which a substantial portion of executive officers' compensation is based on the short-term and long-term results achieved for ONBANCorp and ONBANCorp shareholders and on the executive officers' individual performances. These programs are intended to be (1) retrospective, reflecting past individual and organizational performance, (2) prospective, providing motivation and rewards for the achievement of future success, and (3) highly competitive in the marketplace.

    In accordance with the Committee's executive compensation philosophy, the major components of compensation under ONBANCorp executive compensation program are: (i) base salary, (ii) annual incentive bonus, (iii) long-term incentive compensation, and (iv) stock option grants.

    BASE SALARY. Annual salary reviews are based on current individual and organizational performance, affordability and competitive marketplace trends. For the purpose of informing the Committee of competitive marketplace trends, compensation data (including base salary, incentive bonus, stock option grants and other long-term incentives) were obtained through a recent survey of comparable regional financial institution peers conducted by an external executive compensation consulting firm. Rather than using the same peer group as is used in the Performance Graph on page 24 below, the surveyed group of companies was chosen because they are comparable organizations in terms of either size, performance, type of institution, or national or regional lines of business and, accordingly, are the companies with whom the Company competes for executive talent. While there is no specific weighting of these factors, competitive positioning is the primary consideration in setting the salary levels. Business and other economic factors such as net income and estimates of inflation are secondary considerations. Generally, the Company's executive officer salary ranges are positioned between the median and high end of survey data given the Company's size and performance relative to the surveyed companies.

    ANNUAL CASH BONUS. Annual cash bonus awards are made pursuant to the Bonus Plan or at the discretion of the Board of Directors. Participating employees who in 1996 included all executive officers and certain performance and business heads qualify for bonuses upon satisfaction of certain measurable "target" performance criteria which may include ONBANCorp's financial performance measured by rates of return, increase in net income for the year and other financial performance measures the Committee determines to be appropriate, as well as prescribed individual performance goals (such as profitability, asset quality and expense controls). Such performance criteria and the amount of the potential bonuses are established at the start of the year and the amounts payable, if any, are computed at year-end based on the predetermined criteria without giving any specific weight to any particular factor. Three classes of awards exist, within which all participants are categorized with predetermined threshold, target and maximum award percentages. The bonus compensation paid in respect of 1996 under the Bonus Plan with respect to the named executives are as follows: Robert J. Bennett ($123,500); Thomas H. van Arsdale ($33,375); Howard
W. Sharp ($26,200); David M. Dembowski ($22,975) and Lance D. Mattingly
($20,950).

    STOCK OPTIONS. It is the Committee's strong belief that the continuing success of the Company is dependent on the effective retention and motivation of its executives. Accordingly, one component of long-term compensation is designed to recognize the individual's past cumulative and, more important, future potential contributions to the organization, and to connect the executive's financial interests with those of the Company's shareholders by fostering ownership of the Company's stock. Such equity participation for Company executives is currently made available through the shareholder-approved Stock Option Plan that provides for stock option grants, the size of which are based on the employee's organizational role and performance and the goal of providing a competitive compensation package. The stock options generally become partially exercisable beginning one year after the grant date and fully exercisable three years after the grant date. This methodology further promotes retention of key talent through accumulated beneficial stock ownership that is at risk.

    LONG-TERM INCENTIVE AWARDS. The Company's Long-Term Plan provides performance-based incentives to the named executive officers and other key employees who contribute materially to the financial success of the Company. Most executive officers are eligible to receive an annual grant of performance units, cash or stock options. The size of the award reflects the financial performance of the Company and the organizational level and performance of the individual. Each year, at the beginning of the new performance cycle (which is currently set at 3 years), performance goals are identified and performance units, cash or stock options are allocated to participants. To date, the established performance goals relate to specified levels of return on average assets, return on equity, net interest margin and nonperforming assets. Payouts (currently structured in the form of cash awards) will be made only if certain threshold levels of performance have been achieved. The payouts increase with performance until preset maxima are reached. The levels established for threshold, target and maximum awards are intended to encourage performance levels which the Company believes would enhance shareholder value through increasing stock price and dividends.

BASIS FOR CEO COMPENSATION

    Within the framework described above, both quantitative and qualitative criteria are applied in assessing the performance of the chairman, president and chief executive officer of the Company, Robert J. Bennett. The current financial performance and long-term financial performance of the Company-- information which is available to all Company shareholders--are major factors in compensation decisions made by the Committee relative to Mr. Bennett. Comparable weight is placed on his leadership and the impact of his decision-making on the long-term health and performance of the Company. Critical aspects considered in this performance evaluation include: (1) mastery of the market and economic dynamics of each community served, thus enabling the chief executive officer to evaluate effectively and approve business strategies in order to exploit business opportunities; (2) the staffing and effective motivation of executives at the Company and operating units; (3) leadership in providing perspective and vision to heads of business segments to foster initiatives that enhance the value of the Company and its services; and (4) competitive peer compensation levels.

    Total compensation in 1996 for Mr. Bennett included all the components previously discussed, i.e., base salary, annual cash bonus, stock options and deferred three-year performance units incentive awards. Mr. Bennett's 1996 cash compensation is in the median range of cash compensation paid to the chief executive officers of the surveyed companies. In determining the appropriate amount of increase, his cash compensation was evaluated relative to those individuals in similar positions among the surveyed companies. In addition to seeking to position his cash compensation appropriately in comparison with the marketplace, the appropriate differential is sought between Mr. Bennett's salary and those of executives reporting to him. Such a differential is generally a component in the compensation structure of competitor companies.

    Historically, the target grant value of the deferred long-term executive incentive program has been made in accordance with comparative analyses and recommendations made by an outside professional compensation consultant.

CERTAIN TAX MATTERS

    While the Committee is cognizant of Section 162(m) of the Code and intends to take any and all appropriate steps to maximize its deductions in compliance with such section, given the competitive nature of the marketplace, the Committee reserves the right, in conjunction with Board, to structure its compensation program in a manner which may result in the payment of non-deductible compensation.

SUMMARY

    The Committee believes that ONBANCorp has had, and continues to have, an appropriate and competitive executive compensation program, and its mix of a sound base salary position, relatively short-term bonus, options and a suitable emphasis on long-term incentives forms a foundation which builds stability and supports the interests of the Company and its shareholders.

                               William J. Donlon (Chairman)
William F. Allyn               Russell L. King                Peter J. Meier
Robert J. Bennett              Henry G. Lavarnway, Jr.        William J. Umphred, Sr.
Joseph N. Walsh, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Compensation Committee currently consists of eight members. The non-employee members of the Compensation Committee constitute the Stock Option Committee, which administers the Company's stock option plans. Robert J. Bennett, the Company's Chief Executive Officer, was during the last fiscal year and is a member of the Compensation Committee but not the Stock Option Committee. Chairman, President and Chief Executive Officer Bennett does not participate in the Committee or Board determination of, and does not vote on, his own compensation.

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

    Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on ONBANCorp Common Stock against the cumulative total return of the S&P Composite--500 Stock Index and the KBW 50 Index. The KBW 50 Index is a published index made up of 50 of the nation's major banking companies, including all the money center banks and most major regional banks. According to Keefe, Bruyette & Wood, this index is meant to be representative of the price performance of the nation's large banks.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             KBW50     S&P 500     ONBK
Dec-91        100.00     100.00     100.00
Dec-92        127.42     107.61     157.60
Dec-93        134.48     118.39     176.45
Dec-94        127.62     119.99     121.25
Dec-95        204.41     164.92     180.84
Dec-96        289.15     202.69     208.40

    CERTAIN TRANSACTIONS. The current policy of the Banks is to make mortgage and consumer loans to the Company's officers and employees to the extent consistent with applicable laws and regulations. Such loans are made in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with unaffiliated persons, except for interest rates and origination and application fees, and do not involve more than the normal risk of collectability or present other unfavorable features to the Banks. Loans to employees are subject to the same credit guidelines as those pertaining to all of the Banks' customers. For as long as an employee of the Banks remains such, and subject to applicable laws and regulations, the interest rate actually charged on a mortgage loan on such employee's primary residence may under certain circumstances be 1% below the stated contract rate (which is equal to the prevailing market rate). Upon termination of employment for any reason, the loan reverts to the stated contract rate. Payment of origination and application fees may be waived. Employees (excluding officers) are eligible for discounts of up to 1% on selected types of consumer loans. The employee discount is eliminated upon termination of employment for any reason. The amount of loans outstanding to executive officers and directors of the Company and their affiliates, as of December 31, 1996 equaled approximately $5,431,000 or 1.51% of shareholders' equity.

    OnBank & Trust has retained the law firm of Karpinski, Stapleton & Fandrich, P.C., of which T. David Stapleton, Jr., a director of the Company, is a member, to provide certain legal services to OnBank & Trust. These services include providing legal representation for OnBank & Trust at mortgage loan closings in the Auburn, New York area. OnBank & Trust neither pays any fees to Karpinski, Stapleton & Fandrich, nor is there any contractual relationship between OnBank & Trust and Karpinski, Stapleton & Fandrich.

    Future transactions, other than transactions in the ordinary course of business, between the Company and its officers, directors, principal shareholders or other affiliates will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arm's-length basis and will be approved by a majority of the Company's disinterested directors.

      PROPOSAL 2. APPROVAL OF AMENDMENT TO RESTATED 1987 STOCK OPTION AND
                  APPRECIATION RIGHTS PLAN OF ONBANCORP, INC.

    The Board has previously adopted the Stock Option Plan. The Board believes that the Stock Option Plan remains desirable to attract and retain executives and other key employees of outstanding ability. Under the Stock Option Plan, options and stock appreciation rights may be granted from time to time to officers and other employees of the Company or of any of its subsidiaries.

    700,000 shares of ONBANCorp Common Stock are reserved for issuance upon exercise of awards under the Plan as in effect prior to its amendment by the Board. Of that amount, approximately 20,200 shares are currently available for distribution in connection with new awards. Because it believes the replenishment of the Stock Option Plan is in the best interests of the Company and its shareholders, the Board has approved, subject to the approval of the shareholders, an amendment to the Stock Option Plan which increases the maximum number of shares available for distribution under the Stock Option Plan from 700,000 to 1,200,000 shares (an increase of 500,000 shares) in order to permit future awards under the Stock Option Plan. Approval by the shareholders of an increase in the maximum number of shares would also constitute approval by the shareholders of certain Stock Option Plan provisions that would allow awards granted under the Stock Option Plan to qualify as "performance based compensation" (within the meaning of Section 162(m) of the Code). Such provisions include (i) the employees eligible to receive awards under the Stock Option Plan and (ii) a limitation on the number of shares of ONBANCorp Common Stock with respect to which options may be granted to any individual in any year to no more than 100,000.

SUMMARY OF THE STOCK OPTION PLAN

    The following is a summary of the terms of the Stock Option Plan. The summary is qualified by reference to the full text of the Stock Option Plan, a copy of which is annexed as Exhibit A to this proxy statement.

    Under the terms of the Stock Option Plan, if amended, 1,200,000 shares of ONBANCorp Common Stock are reserved for issuance upon the exercise of options granted thereunder. The Stock Option Plan is administered by members of the Committee who are "Disinterested Persons" (as defined in Rule 16b-3 of the Exchange Act). The Committee is generally empowered to, in its sole discretion and in accordance with the provisions of the Stock Option Plan, select the officers and other employees to whom options will be granted, the type of option granted (incentive stock options ("ISOs") or non-qualified stock options), the number of shares of ONBANCorp Common Stock to be covered by the option, the exercise price and the option period. Approximately 17 persons participate in the Stock Option Plan.

    The per share exercise price for options may not be less than 100% of the fair market value of a share on ONBANCorp Common Stock on the date the option is granted. As of March 17, 1997, the market value of a share of ONBANCorp Common Stock was $46.25. No person is eligible to be granted an option under the Stock Option Plan if, immediately prior to such grant, such person beneficially owns 10% or more of the total combined voting power of all classes of ONBANCorp Common Stock. Shares purchased under the Stock Option Plan must be paid for in cash, certified check, money order or bank draft or by delivery of other shares of ONBANCorp Common Stock.

    The Committee may also grant appreciation rights relating to any option. When granted, an appreciation right entitles the holder to surrender the right to purchase shares by exercising the option and to receive in return a payment equal to the excess of the fair market value of the shares subject to the option surrendered over the exercise price. Payment by the Company may be made in cash, shares of ONBANCorp Common Stock or a combination thereof, as determined by the Committee. The exercise of an appreciation right is subject to all of the terms and conditions of the related option.

    The Stock Option Plan provides that in the event of reorganization or recapitalization or other event generally affecting the shares of ONBANCorp Common Stock, the number of shares covered by each outstanding stock option and the exercise price of such options, if applicable, shall be adjusted, if such adjustments are determined to be appropriate by the Committee, to account for such event.

    Options granted pursuant to the Stock Option Plan may be designated as ISOs, with the attendant tax consequences provided under Section 421 of the Code. The Stock Option Plan provides that the aggregate fair market value (determined at the time an ISO is granted) of the shares subject to ISOs becoming exercisable for the first time by an employee during any calendar year (under all stock option plans of the Company and its subsidiaries) may not exceed $100,000.

    The Board may modify, suspend or terminate the Stock Option Plan, provided however, that certain material modifications affecting the Stock Option Plan must be approved by the shareholders, and any change in the Stock Option Plan that may adversely affect an optionee's rights under an option previously granted under the Stock Option Plan requires the consent of the optionee.

NEW STOCK OPTION PLAN BENEFITS

    The grant of options and appreciation rights under the Stock Option Plan is at the discretion of the Committee. Accordingly, neither the awards that will be issued under the amended Plan in the future nor the awards that would have been issued in 1996 had the amended Stock Option Plan been in effect are reasonably determinable.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief summary of the federal income tax consequences of awards made under the Stock Option Plan. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

    An optionee will not be taxed upon the grant of an option. At the time of exercise of an option other than an ISO, the optionee generally will realize ordinary income in an amount equal to the excess of the fair market value of the acquired shares over the option price. The Company generally will be entitled to a deduction in the same amount. The shares so acquired will have a basis to the optionee equal to their fair market value. Upon the sale of the shares so acquired, any gain or loss will be a capital gain or loss measured by the difference between the optionee's basis and the amount realized on such sale, provided the shares are a capital asset in the hands of the holder.

    At the time of exercise of an ISO, the optionee will not realize ordinary income. The optionee generally will have an item of tax preference equal to the excess of the fair market value of the acquired shares at such time over the option price. Upon the sale of the shares acquired pursuant to the exercise of an ISO, any gain or loss will generally result in a capital gain or capital loss (measured by the difference between the amount realized on such sale and the exercise price), provided the shares sold are a capital asset in the hands of the holder. However, if at the time of the sale or other disposition of such shares, the optionee held the shares for less than one year after the exercise of the option or less than two years after the grant of the option (a "Disqualifying Disposition"), a portion (or all) of any gain will be taxed as ordinary income at the time of the disposition. The amount taxed as ordinary income will be equal to the excess of the fair market value of the shares on the date of exercise (or if less, the amount realized upon disposition) over the option price. Generally, the Company is not entitled to a tax deduction in connection with the grant or exercise of an ISO. However, if the optionee disposes of the stock acquired upon exercise thereof in a Disqualifying Disposition, the Company may be entitled to a tax deduction in an amount equal to the amount of ordinary income, if any, realized by the optionee.

    If an optionee uses previously acquired shares to pay the exercise price of an option, the optionee would not ordinarily recognize any taxable income to the extent that the number of new shares received upon exercise of the option does not exceed the number of previously acquired shares so used. If nonrecognition treatment applies to the payment for option shares with previously acquired shares, the tax basis of the option shares received without recognition of taxable income is the same as the basis of the shares surrendered as payment. In the case of an ISO, if a greater number of shares is received upon exercise than the number of shares surrendered in payment of the option price, such excess shares will have a zero basis in the hands of the holder. Where an option other than an ISO is being exercised, the option holder will be required to include in gross income (and the Company will be entitled to deduct) an amount equal to the fair market value of the additional shares on the date the option is exercised less any cash paid for the shares. Moreover, if the shares previously acquired by exercise of an ISO are transferred in connection with the exercise of another option, whether or not an ISO, such transfer will be treated as a Disqualifying Disposition of the shares so transferred unless the holding periods described above have been satisfied with respect to such shares at the time of such transfer.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE RESTATED 1987 STOCK OPTION AND APPRECIATION RIGHTS PLAN OF ONBANCORP, INC.

             PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

    The Board of Directors has appointed the firm of KPMG Peat Marwick LLP to continue as independent auditors for the Company for the fiscal year ending December 31, 1997, subject to ratification of such appointment by the shareholders. Representatives of KPMG Peat Marwick LLP are expected to attend the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the meeting.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE 1997 FISCAL YEAR.

                           PROPOSAL 4: OTHER MATTERS

    As of the date of this Proxy Statement, management and the Board of Directors do not know of any other matters to be brought before the shareholders at the Annual Meeting. If any other matters not now known are properly brought before the Annual Meeting, the proxy holders will vote the shares represented by all properly executed proxies on such matters in such manner as shall be determined by a majority of the Board of Directors. Under the Company's By-laws, shareholders of the Company are required to provide advance notice to the Company if they wish to nominate persons for election as directors or propose items of business at an annual meeting of the Company's shareholders. In the case of an annual meeting of shareholders, this notice must be delivered not less than 90 days nor more than 120 days prior to the anniversary date of the Company's proxy statement release to shareholders in connection with the preceding year's annual meeting of shareholders. A copy of the Corporation's By-laws specifying the advance notice requirements will be furnished to any shareholder upon written request to the Secretary of the Corporation.

                             SHAREHOLDER PROPOSALS

    Any proposal which a shareholder wishes to be considered for inclusion in the Company's proxy materials for the 1998 Annual Meeting must, in addition to other applicable requirements established by the Securities and Exchange Commission (the "Commission"), be set forth in writing and filed with the Secretary of ONBANCorp, no later than November 18, 1997.

                                 ANNUAL REPORT

    A copy of the Annual Report to Shareholders for the fiscal year ended December 31, 1996 accompanies this Proxy Statement. The Company is required to file an annual report on Form 10-K for its fiscal year ended December 31, 1996 with the Commission. Shareholders may obtain, free of charge, a copy of such annual report excluding exhibits by writing to Mr. Robert J. Berger, Senior Vice President, Chief Financial Officer and Treasurer, ONBANCorp, 101 South Salina Street, Syracuse, New York 13202.

                     IMPORTANT--MAIL YOUR SIGNED PROXY CARD
                   PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD

                                                                       EXHIBIT A

                                     [LOGO]

                                PLAN DESCRIPTION
            RESTATED 1987 STOCK OPTION AND APPRECIATION RIGHTS PLAN
                                       OF
                                ONBANCORP, INC.
                         (AS AMENDED NOVEMBER 26, 1990)

                                                      Adopted May 4, 1987
                                                      Amended: December 28, 1987
                                                           December 19, 1988
                                                           December 18, 1989
                                                           November 26, 1990

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                            ---------
Preamble..................................................................................................        A-1

ARTICLE I--Purpose........................................................................................        A-1
     1.1           General Purpose of the Plan............................................................        A-1

ARTICLE II--Definitions...................................................................................        A-1
     2.1           Appreciation Right.....................................................................        A-2
     2.2           Board of Directors.....................................................................        A-2
     2.3           Code...................................................................................        A-2
     2.4           Committee..............................................................................        A-2
     2.5           Conversion Price.......................................................................        A-2
     2.6           Corporation............................................................................        A-2
     2.7           Disability.............................................................................        A-2
     2.8           Eligible Board Member..................................................................        A-2
     2.9           Eligible Employee......................................................................        A-2
     2.10          Exercise Price.........................................................................        A-2
     2.11          Fair Market Value......................................................................        A-2
     2.12          Incentive Stock Options................................................................        A-3
     2.13          Non-Qualified Stock Option.............................................................        A-3
     2.14          ONBANCorp..............................................................................        A-3
     2.15          Onondaga...............................................................................        A-3
     2.16          Option.................................................................................        A-3
     2.17          Option Period..........................................................................        A-3
     2.18          Plan...................................................................................        A-3
     2.19          Share..................................................................................        A-3

ARTICLE III--Administration...............................................................................        A-3
     3.1           Committee..............................................................................        A-3
     3.2           Committee Action.......................................................................        A-3
     3.3           Committee Responsibilities.............................................................        A-4

ARTICLE IV--Stock Options.................................................................................        A-4
     4.1           In General.............................................................................        A-4
     4.2           Available Shares.......................................................................        A-5
     4.3           Size of Option.........................................................................        A-5
     4.4           Exercise Price.........................................................................        A-5
     4.5           Option Period..........................................................................        A-5
     4.6           Method of Exercise.....................................................................        A-6
     4.7           Limitations on Options.................................................................        A-6
     4.8           Additional Restrictions on Incentive Stock Options.....................................        A-7

ARTICLE V--Appreciation Rights............................................................................        A-7
     5.1           In General.............................................................................        A-7
     5.2           Exercise of Appreciation Rights........................................................        A-8
     5.3           Limitations on Exercise................................................................        A-8
     5.4           Automatic Cancellation of Option(s) or Appreciation Right(s)...........................        A-8

                                                                                                              PAGE
                                                                                                            ---------
ARTICLE VI--Amendments and Termination....................................................................        A-9
     6.1           Termination............................................................................        A-9
     6.2           Amendment..............................................................................        A-9
     6.3           Adjustments in the Event of Reorganization or Recapitalization.........................        A-9
     6.4           Consent of Grantee.....................................................................       A-10

ARTICLE VII--Miscellaneous Provisions.....................................................................       A-10
     7.1           Status as an Employee Benefit Plan.....................................................       A-10
     7.2           No Right to Continued Employment.......................................................       A-10
     7.3           Construction of Language...............................................................       A-10
     7.4           Governing Law..........................................................................       A-10
     7.5           Headings...............................................................................       A-10
     7.6           Non-Alienation of Benefits.............................................................       A-10
     7.7           Taxes..................................................................................       A-11
     7.8           Notices................................................................................       A-11
     7.9           Effective Date.........................................................................       A-11

                                PLAN DESCRIPTION
   RESTATED 1987 STOCK OPTION AND APPRECIATION RIGHTS PLAN OF ONBANCORP, INC.

PREAMBLE

    Pursuant to an Agreement and Plan of Reorganization dated as of January 31, 1989, Onondaga Savings Bank and ONBANCorp, Inc. ("ONBANCorp") agreed to a reorganization whereby ONBANCorp, Inc. would become the holder of all the outstanding stock of Onondaga Savings Bank and the holders of Onondaga Savings Bank common stock immediately prior to the reorganization would become the owners of all the issued and outstanding common stock of ONBANCorp, Inc.

    Section 4.2 of the Agreement and Plan of Reorganization provided that, at the time of reorganization, the 1987 Stock Option and Appreciation Rights Plan of Onondaga Savings Bank (1987 ONBANK Stock Option Plan) would be continued and become a Stock Option Plan of ONBANCorp, Inc. (1987 ONBANCorp Stock Option
Plan).

    The 1987 ONBANK Stock Option Plan was approved by the shareholders of the Bank on April 19, 1988. Pursuant to regulations applicable to the Bank, the Superintendent of Banks of the New York State Banking Department also approved the 1987 ONBANK Stock Option and all subsequent amendments. The shareholders of the Bank and the Superintendent of Banks of the New York State Banking Department approved the Agreement and Plan of Reorganization on April 18, 1989 and July 13, 1989, respectively. This contained the above referenced section 4.2 providing for the transfer of the stock option plan to the Corporation. Effective upon the reorganization, dated September 18, 1989, the stock option plan was amended as approved by action of the Board of the Corporation which directed the appropriate officers to amend the stock option plan to reflect the reorganization. Accordingly, the 1987 ONBANCorp Stock Option Plan (formerly 1987 ONBANK Stock Option Plan) is hereby restated and shall hereafter be construed to reflect the fact that it is the Restated 1987 Stock Option and Appreciation Rights Plan of ONBANCorp, Inc.

                               ARTICLE I--PURPOSE

1.1 GENERAL PURPOSE OF THE PLAN

    The purpose of the plan is to promote the growth and profitability of the Corporation and to provide certain key executives of the Corporation with an incentive to achieve corporate objectives, to attract and retain key executives of outstanding competence and to provide such executives with an equity interest in the Corporation.

                            ARTICLE II--DEFINITIONS

    The following definitions shall apply for purposes of the Plan, unless a different meaning is plainly indicated by the context:

2.1 Appreciation Right ("SAR") means a right granted pursuant to section 5.1.

2.2 Board of Directors means the Board of Directors of ONBANCorp.

2.3 Code means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

2.4 Committee means the Committee described in section 3.1.

2.5 Conversion Price means, with respect to a Share, the price per Share at which Shares were offered for sale to the depositors of Onodaga in the subscription offering of such Shares that was made in connection with the conversion of Onodaga from a New York mutual savings bank to a New York stock-form savings bank.

2.6 Corporation means ONBANCorp, its wholly owned subsidiary Onondaga, and any other subsidiary of ONBANCorp, which, with the prior approval of the Board of Directors and subject to such terms and conditions as the Board of Directors may impose, shall adopt this Plan.

2.7 Disability means a condition of total incapacity, mental or physical, to engage in any substantial gainful activity which the Committee shall have determined, on the basis of competent medical evidence, is likely to be permanent, is likely to result in death or has lasted, or can be expected to last, for a continuous period of at least twelve months.

2.8 Eligible Board Member means a member of the Board of Directors who is not currently and has not at any time during the immediately preceding one-year period been an Eligible Employee and is a "Disinterested Person" as such term is defined in Rule 16b-3 of the Securities Exchange Act of 1934.

2.9 Eligible Employee means an officer or an employee of the Corporation, including a member of the Board of Directors of the Corporation who is an officer or an employee of the Corporation, whom the Committee determines to be in a key executive position in the Corporation.

2.10 Exercise Price means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option, determined in accordance with section 4.4.

2.11 Fair Market Value means, with respect to a Share on a specified date:

        (a) the average of the high and low quoted sales prices on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal United States securities exchange on which the Shares are listed or admitted to trading; or

        (b) if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date on the National Association of Securities Dealers, Inc., Automated Quotation System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use; or

        (c) if sections 2.11(a) or (b) are not applicable, the Fair Market Value of a Share as the Committee may determine, taking into account, among other things, the difference between the market value and the book value of the shares of common stock of financial institutions comparable to the Corporation and the trend of the Corporation's earnings and its book capital account.

2.12 Incentive Stock Options means a right to purchase Shares that is granted pursuant to section 4.1 that is designated by the Committee to be an Incentive Stock Option and is intended to satisfy the requirements of section 422A of the Code.

2.13 Non-Qualified Stock Option means a right to purchase Shares that is granted pursuant to section 4.1 that is designated by the Committee to a Non-Qualified Stock Option and is not intended to satisfy the requirements of section 422A of the Code.

2.14 ONBANCorp means ONBANCorp, Inc. and any successor thereto.

2.15 Onondaga means Onondaga Savings Bank ("OnBank") and any successor thereto.

2.16 Option means either an Incentive Stock Option or a Non-Qualified Stock Option.

2.17 Option Period means the period during which an Option or an Appreciation Right may be exercised, determined in accordance with section 4.5.

2.18 Plan means the Restated 1987 Stock Option and Appreciation Rights Plan of ONBANCorp. Inc.

2.19 Share shall mean a share of common stock of ONBANCorp.

                          ARTICLE III--ADMINISTRATION

3.1 COMMITTEE. The Plan shall be administered by a Committee consisting of the members of the Compensation and Stock Option Committee ("Compensation Committee" or "Committee") of the Board of Directors who are Eligible Board Members (e.g. "Disinterested Persons" as such term is defined in Rule 16b-3 of the Securities Exchange Act of 1934). If fewer than five members of the Compensation Committee are Eligible Board Members, then the Board of Directors shall appoint to the Committee such additional Eligible Board Members as shall be necessary to provide for a Committee consisting of at least five Eligible Board Members.

3.2 COMMITTEE ACTION. The Committee shall hold meetings, at least annually, and make such administrative rules and regulations as it may deem proper. The greater of (a) five members of the Committee or (b) a majority of the members of the Committee shall constitute a quorum, and the action of two-thirds of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Corporation and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instructions, direction or other communication signed by the secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

3.3 COMMITTEE RESPONSIBILITIES. Subject to the terms and conditions of the Plan, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

        (a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the amount of Options and Appreciation Rights, if any, to be granted, and the terms and conditions thereof.

        (b) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

        (c) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

                           ARTICLE IV--STOCK OPTIONS

4.1 IN GENERAL. Subject to the limitations of the Plan, the Committee may, in its discretion, grant to an Eligible Employee an Option to purchase Shares. Any such Option shall be evidenced by a written agreement (the "Option Agreement") which shall:

        (a) designate the Option as either an Incentive Stock Option or a Non-Qualified Stock Option;

        (b) specify the number of Shares covered by the Option;

        (c) specify the Exercise Price, determined in accordance with section 4.4, for the Shares subject to the Option;

        (d) specify the Option Period, determined in accordance with section 4.5, for the Option;

        (e) set forth specifically or incorporate by reference the applicable provisions of the Plan; and

        (f) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

    The Committee may grant pursuant to this Plan Options which would satisfy awards earned by Eligible Employees under the 1991 Long Term Incentive Plan of ONBANCorp, Inc. The Option Agreement shall specify whether the Options granted are to satisfy such awards.

4.2 AVAILABLE SHARES. Subject to section 6.3, the maximum aggregate number of Shares with respect to which Options may be granted at any time shall be equal to the excess of:

        (a) 700,000 shares; over

        (b) the sum of:

           (i) the number of Shares with respect to which previously granted Options may then or may in the future be exercised; plus

           (ii) the number of Shares with respect to which previously granted Options have been exercised.

    For purposes of this section 4.2, an Option shall not be considered as having been exercised to the extent that such Option terminates by reason other than the purchase of the related Shares.

4.3 SIZE OF OPTION. Subject to sections 4.2, 4.7 and 4.8, and such limitations as the Board of Directors may from time to time impose, the number of Shares as to which an Eligible Employee may be granted Options shall be determined by the Committee in its discretion.

4.4 EXERCISE PRICE. The price per Share at which an Option may be exercised shall be determined by the Committee, in its discretion; provided, however, that the Exercise Price established for any Option shall not be less than:

        (a) the Fair Market Value of a Share on the date on which the Option is granted; or

        (b) if less and such Option is granted no later than the date of the first meeting of the Board of Directors held following the conversion of Onondaga from a New York mutual savings bank to a New York stock-form savings bank, the Convention Price.

4.5 OPTION PERIOD. The Option Period during which an Option may be exercised shall commence one year after the date on which the Option is granted and shall expire on the earliest of:

        (a) the date specified by the Committee in the Option Agreement;

        (b) in the case of an Incentive Stock Option, the last day of the three-month period commencing on the date of the Option holder's termination of employment with the Bank other than on account of death or Disability;

        (c) in the case of an Incentive Stock Option, the last day of the one-year period commencing on the date of the Option holder's death or Disability; and

        (d) the last day of the ten-year period commencing on the date on which the Option was granted.

4.6 METHOD OF EXERCISE

        (a) Subject to the limitations of the plan and the Option Agreement, an Option holder may, at any time during the Option Period, exercise his right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased shall be twenty (20), or, if less, the total number of Shares relating to the Option which are then available for purchase. An Option holder shall exercise an Option to purchase Shares by:

           (i) giving written notice to the Committee or its designate, in such form and manner as the Committee may prescribe, of his intent to exercise the Option;

           (ii) delivering to the Committee or its designate full payment for the Shares as to which the Option is to be exercised; and

           (iii) satisfying such other conditions as may be prescribed in the Option agreement.

       Payment shall be made (1) in United States dollars in cash or by certified check, money order or bank draft drawn payable to the order of ONBANCorp, or (2) by delivering a certificate or certificates evidencing the Option holder's ownership in Shares having a Fair Market Value equaling the Exercise Price of the Shares to be acquired.

        (b) When the requirements of section 4.6(a) have been satisfied, the Committee or its designate shall take such action as is necessary to cause ONBANCorp to issue a stock certificate evidencing the Option holder's ownership of such Shares. The person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date as of which such Shares are transferred to such person on the stock transfer records of ONBANCorp, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected, excepted, except as may be required under section 6.3.

4.7 LIMITATIONS ON OPTIONS

        (a) Shares acquired in connection with the exercise of an Option shall not be assignable or transferable, other than by will or by the laws of descent and distribution, during the six-month period commencing on the date of acquisition.

        (b) An Option by its terms shall not be assignable or transferable by the Option holder other than by will or by the laws of descent and distribution, and shall be exercisable, during the lifetime of the Option holder, only by the Option holder.

        (c) No person shall be granted an Option to the extent that the number of Shares subject to such Option, when added to the total number of Shares subject to other Options then outstanding to him and the number of Shares owned by him, represent more than 10% of the total combined voting power of all classes of stock of ONBANCorp.

        (d) The Corporation's obligation to deliver Shares with respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

4.8 ADDITIONAL RESTRICTIONS ON INCENTIVE STOCK OPTIONS. In addition to the limitations of section 4.7, an Option designated by the Committee to be an Incentive Stock Option shall be subject to the following limitations:

        (a) no Incentive Stock Option shall provide any person with a right to purchase Shares that first becomes exercisable during a prescribed calendar year if the sum of:

           (i) the Fair Market Value (determined as of the date of grant) of the Shares subject to such Incentive Stock Option which first become available for purchase during such calendar year, plus

           (ii) the Fair Market Value (determined as of the date of grant) of all Shares subject to other Incentive Stock Options previously granted to such person (pursuant to this Plan or any other plan of the Corporation) which first become available for purchase during such calendar year;

exceeds $100,000.

                         ARTICLE V--APPRECIATION RIGHTS

5.1 IN GENERAL. If the Committee grants to an Eligible Employee an Incentive Stock Option or a Non-Qualified Stock Option, it may, in its discretion, simultaneously or thereafter grant to such Eligible Employee an Appreciation Right ("SAR") relating to all or any portion of the Shares relating to such Option. Any such stock Appreciation Right shall be evidenced by a written agreement which shall:

        (a) identify the Option to which the Appreciation Right relates;

        (b) specify the number of Shares covered by the Appreciation Right;

        (c) specify the Exercise Price at which the Appreciation Right may be exercised; and

        (d) contain such other terms and conditions not inconsistent with the Plan as the Committee may, in its discretion, prescribe.

Except as provided otherwise in this Article V, Appreciation Rights shall be exercisable in accordance with and subject to the terms and conditions imposed under the Plan and the relevant Option Agreement.

5.2 EXERCISE OF APPRECIATION RIGHTS. A holder of an Appreciation Right who desires to exercise such Appreciation Right shall do so by delivering to the Committee or its designate advance written notice, in the form and manner which may be prescribed by the Committee, of his intent to exercise the Appreciation Right and of the proposed date of exercise. On the date of exercise or as soon thereafter as is practicable, the Corporation shall pay to the person exercising the Appreciation Right an amount equivalent to the excess of (a) the Fair Market Value of the Shares on the date of exercise, over (b) the Exercise Price of such Shares. Payment may, in the Committee's discretion, be made in cash (including check, bank draft or money order), in Shares equivalent in value to the excess of such Fair Market Value over such Exercise Price, or in a combination of cash and Shares which, together, are equivalent in value to the excess of such Fair Market Value over such Exercise Price.

5.3 LIMITATIONS ON EXERCISE. In the discretion of the Committee, an Appreciation Right may not be exercisable, and the written agreement governing such Appreciation Right may provide that such Appreciation Right shall not be exercised, except in the event of a "change in control" of ONBANCorp. For purposes of this section 5.3, the term "change in control" of ONBANCorp shall means:

        (a) the reorganization, merger or consolidation of ONBANCorp with one or more banks, savings banks, savings and loan associations or other financial institutions, other than a transaction as a result of which at least 51% of the ownership interests of the institutions resulting from such transaction are owned by individuals, who, prior to such transaction, owned as least 51% of the outstanding voting shares of ONBANCorp;

        (b) the acquisition of substantially all of the assets of ONBANCorp or of more than 35% of the voting shares of ONBANCorp by any person or entity, or by any persons or entities acting in concert; or

        (c) if at any time during a period of twenty-four (24) consecutive months, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least the majority thereof unless the election, or the nomination for election by ONBANCorp's stockholders, of each new director was approved by a vote of at least two-thirds (2/3) of the directors still in office who were directors at the beginning of such twenty-four (24) month period except if the approval of the election or nomination for election of such new director was in connection with an actual or threatened election contest.

5.4 AUTOMATIC CANCELLATION OF OPTION(S) OR APPRECIATION RIGHT(S).

        (a) Upon the exercise of an Appreciation Right granted in connection with an Option, the Option shall be cancelled to the extent of the number of shares as to which the Appreciation Right is exercised, and conversely.

        (b) upon the exercise of an Option granted in connection with an Appreciation Right, the Appreciation Right shall be cancelled to the extent of the number of shares as to which the Option is exercised.

                     ARTICLE VI--AMENDMENTS AND TERMINATION

6.1 TERMINATION. Subject to section 6.4, the Board of Directors may suspend or terminate the Plan in whole or in part at any time prior to April 30, 1997 by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, the Plan shall terminate automatically on April 30, 1997.

6.2 AMENDMENT. Subject to section 6.4, the Board of Directors may amend or revise the Plan in whole or in part at any time; provided, however, that, subject to section 6.3, the following amendments or revisions shall be subject to approval by the holders of at least a majority of the outstanding voting stock of ONBANCorp:

        (a) an increase in the number of Shares as to which Options may be granted;

        (b) a decrease in the Exercisable Price for an Option previously granted;

        (c) an extension of the term of the Plan or an extension of the Option Period beyond the last day of the ten-year period commencing on the date on which the Option was granted for an Option previously granted;

        (d) a change in the class of employees eligible to be granted Options;

        (e) any other amendment which would materially increase the benefits accruing to participants in the Plan within the meaning of section 16b-3 of the Securities Exchange Act of 1934; and

        (f) any change which requires an amendment of ONBANCorp's certificate of organization.

6.3 ADJUSTMENTS IN THE EVENT OF REORGANIZATION OR RECAPITALIZATION.

        (a) In the event of any merger, consolidation, or other business reorganization in which ONBANCorp is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the Shares held by each person who is then a holder of record of Shares, the Committee shall determine the appropriate adjustments, if any, to the maximum number of Shares with respect to which Options or Appreciation Rights may be granted under the Plan, the number of Shares as to which Options or Appreciation Rights have been granted under the Plan, and the Exercise Price therefor, if applicable, to preserve but not to increase the benefits under the plan.

        (b) In the event of any merger, consolidation, or other business reorganization in which ONBANCorp is not the surviving entity:

           (i) Any Option or Appreciation Rights granted under the Plan which remain outstanding may be cancelled by the Board upon written notice to each Option holder given at least 30 days in advance of the effective date of such merger, consolidation, business reorganization, liquidation or sale; and

           (ii) Any Option or Appreciation Rights which are not cancelled pursuant to section 6.3(b)(i) shall be adjusted in such manner as the Committee shall deem appropriate to account for such merger, consolidation or other business reorganization.

6.4 CONSENT OF GRANTEE. No amendment, suspension or termination of the plan shall be made that would materially adversely affect any grant previously made under the Plan without the consent of the grantee.

                     ARTICLE VII--MISCELLANEOUS PROVISIONS

7.1 STATUS AS AN EMPLOYEE BENEFIT PLAN. This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

7.2 NO RIGHT TO CONTINUED EMPLOYMENT. Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board of Directors or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Employee any right to a continuation of employment by the Corporation. The Corporation reserves the right to dismiss any Eligible Employee or otherwise deal with any Eligible Employee to the same extent as though the Plan had not been adopted.

7.3 CONSTRUCTION OF LANGUAGE. Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may read as referring equally to the feminine or the neuter. Any reference to an article or section number shall refer to an article or section of this Plan, unless otherwise indicated.

7.4 GOVERNING LAW. The Plan shall be construed and enforced in accordance with the laws of the State of Delaware, except to the extent that such laws are preempted by the federal laws of the United States of America.

7.5 HEADINGS. The headings of articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

7.6 NON-ALIENATION OF BENEFITS. The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

7.7 TAXES. The Corporation shall have the right to deduct from all amounts paid by the Corporation in cash with respect to an Option or an Appreciation Right under the Plan any taxes required by law to be withheld with respect to such Option or Appreciation Right. Where any persons is entitle to receive Shares pursuant to the exercise of an Option, the Corporation shall have the right to require such person to pay the Corporation the amount of any tax which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

7.8 NOTICES. Any notice required or permitted to be given to a party under the Plan shall be deemed given if personally delivered or if mailed, postage pre-paid, by certified mail, return receipt requested, to the party at the address listed below, or at such other address as one such party may be written notice specify to the other:

    (a) if to the Committee:
              ONBANCorp, Inc.
              101 South Salina Street
              Syracuse, New York 13202
              Attention: Treasurer of the Corporation

    (b) If to an Option holder, to the Option holder's address as shown in the Corporation's personnel records.

7.9 EFFECTIVE DATE.  The effective date of this Plan shall be August 6, 1987.

[LOGO]                              REVOCABLE PROXY
                 ANNUAL MEETING OF SHAREHOLDERS-APRIL 22, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints William M. Le Beau and Brian S. Higgins, and each of them, as proxies of the undersigned, with full power of substitution, to vote all shares of stock of the undersigned in ONBANCorp, Inc. with like effect as if the undersigned were personally present and voting at the Annual Meeting of Shareholders of ONBANCorp, Inc. to be held on April 22, 1997, and at any adjournments or postponements thereof.

    The shares represented by this proxy will be voted as directed by the shareholder. Unless otherwise directed, such shares will be voted "FOR" proposals 1, 2 and 3.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

1.  ELECTION OF DIRECTORS (Terms
    of Office Expire in 2000)

        / /  For all nominees listed below (except as indicated to the contrary)
                                / /  WITHHOLD AUTHORITY to vote for all nominees
       Nominees: Robert J. Bennett, William J. Donlon, Henry G. Lavarnway, Jr.,
              T. David Stapleton, Jr., and William J. Umphred, Sr.

 INSTRUCTIONS: To withhold authority to vote for any individual nominee, write his or her name on the line below.

 Name(s): ____________________________________________________________________

2. PROPOSAL TO AMEND ONBANCorp, INC.'S RESTATED 1987 STOCK OPTION AND APPRECIATION RIGHTS PLAN

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. PROPOSAL TO APPOINT KPMG PEAT MARWICK LLP as independent auditors for the fiscal year ending December 31, 1997.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

   PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
                                       Date: ___________________________________
                                       Signature: ______________________________
                                       Signature: ______________________________
                                      (Please date and sign exactly as name
                                      appears on this card and return in the
                                      enclosed envelope. If acting as executor, administrator, trustee, guardian, or otherwise, please so indicate when signing. If the signer is a corporation, a duly authorized officer should sign the full corporate name. If shares are held jointly, each shareholder named should sign.)